UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 20, 2020

CTO REALTY GROWTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida (State or Other Jurisdiction of Incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)

	1140 N. Williamson Blvd., Suite 140 Daytona Beach, Florida (Address of Principal Executive Offices)	32114 (Zip Code)

(386) 274-2202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK, $1.00 PAR VALUE PER SHARE	CTO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, the Board of Directors of CTO Realty Growth, Inc., a Florida corporation (the “Company”) declared, on November 9, 2020, a special distribution on its shares of common stock in an aggregate amount of $55.8 million (the “Special Distribution”), payable to shareholders of record as of the close of business on November 19, 2020 (the “Record Date”) in a combination of cash and the Company’s common stock.  The Company expects that the Special Distribution will be paid on December 21, 2020.

As of the Record Date, the Company had 4,716,793 shares of common stock outstanding.  Based on such amount, the Special Distribution is approximately $11.83 per share of the Company’s common stock.  The Company will pay the Special Distribution in a combination of cash and Company common stock, subject to the total amount of cash to be distributed being limited to an aggregate of $5.58 million (the “Maximum Cash Amount”) (excluding any cash paid in lieu of issuing fractional shares), which represents 10% of the aggregate amount of the Special Distribution, with the remainder of the Special Distribution to be paid in shares of the Company’s common stock.  Shareholders have the right to elect, on or prior to 5:00 p.m. Eastern Time on December 7, 2020 (the “Election Deadline”), to be paid the Special Distribution all in common stock (a “Share Election”) or all in cash (a “Cash Election”), subject to the Company not exceeding the Maximum Cash Amount.

As previously disclosed, the actual amount of cash that will be paid to shareholders who make the Cash Election will depend on whether the aggregate amount of all Cash Elections exceeds the Maximum Cash Amount.  If the aggregate amount of Cash Elections exceeds the Maximum Cash Amount, the payment of cash will be made on a pro rata basis to shareholders making the Cash Election in an aggregate amount equal to the Maximum Cash Amount, with the balance paid in shares.  Shareholders who make a Share Election will receive all shares.  The number of shares of common stock to be distributed will be determined based on the volume weighted average price of the common stock during the three trading days immediately following the Election Deadline.  For shareholders receiving shares, cash will be paid in lieu of fractional shares so that shareholders receive a whole number of shares of common stock.  Shareholders who fail to timely return a properly completed election form, or who fail to make an election through the internet via the website provided in the accompanying materials explaining the election process, before the Election Deadline, will be treated as having made a Share Election.

On or about November 20, 2020, Computershare Trust Company, N.A., the Company’s election and disbursing agent, began distributing election materials, including a cover letter from John P. Albright, the Company’s President and Chief Executive Officer, an election form and accompanying materials containing information regarding the Special Distribution, to shareholders of record as of the Record Date.  A copy of each of the cover letter, the election form and the accompanying materials is furnished herewith as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

99.1 Cover letter for the Special Distribution Election Form, dated November 19, 2020.

99.2 Special Distribution Election Form.

99.3 Accompanying materials regarding the Special Distribution.

104Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTO Realty Growth, Inc.
(Registrant)

Date: November 23, 2020	By:	/s/ Matthew M. Partridge
Matthew M. Partridge
Senior Vice President & Chief Financial Officer